SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
                                AND WAIVER


      This Sixth Amendment to Amended and Restated Credit Agreement and Waiver (the "Amendment") is entered into as of March 31, 1995 between Precision Standard, Inc. (the "Company") and Bank of America NT&SA (the "Bank"). This Amendment amends certain provisions of that certain Amended and Restated Credit Agreement dated as of November 30, 1988, as previously amended by an Amendment dated as of June 13, 1989, a Second Amendment to Credit Agreement and Waiver dated as of March 31, 1991, a Third Amendment to Amended and Restated Credit Agreement and Waiver dated as of December 5, 1991, a Fourth Amendment to Amended and Restated Credit Agreement and Waiver dated as of April 28, 1992 and a Fifth Amendment to Amended and Restated Credit Agreement and Waiver dated as of December 31, 1993 (as previously amended and as amended hereby, the "Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

      In consideration of the mutual promises herein contained, the parties hereto agree as follows:

1.    Amendments.  The Agreement is herein amended as follows:

           1.1 Subsection (d) of Section 2.05 of the Agreement is relettered as subsection "(e)", and a new subsection "(d)" is added to read in its entirety as follows:

                 "(d) If Loans remain unpaid and outstanding at any time that payments, proceeds or reimbursements are received by the Company with respect to any Request for Equitable Adjustment made in connection with the KC-135 contract, the Company shall within one (1) Business Day prepay the Loans in an aggregate amount equal to eighty percent (80%) of such payments, proceeds and reimburse-ments. Any such prepayments shall be applied to the most remote principal installments to become due."

           1.2 Section 3.07 of the Agreement shall be amended to read in its entirety as follows:

                 "3.07 Repayments of Advances. Each Advance shall mature, and the principal amount thereof shall be due and payable, on the Revolving Maturity Date. In addition, if eighty percent (80%) of any payments, proceeds or reim-bursements received by the Company with respect to any Request for Equitable Adjustment made in connection with the KC-135 contract exceeds the amount necessary to repay the Loans in full, (a) any outstanding Advances shall be prepaid within one (1) Business Day in the amount of such excess, and (b) the Revolving Commitments shall be permanently reduced in the amount of such excess."


           1.3 Section 8.16 of the Agreement is amended to read in its entirety as follows:

                 "8.16 Leverage Ratio. The Company will not permit the Leverage Ratio as determined as of each date set forth below for the twelve-month period ending on such date to be greater than the ratio set forth below for such date:

                       DATE                  RATIO
                    March 31, 1994           2.5:1.0
                    June 30, 1994            3.0:1.0
                    September 30, 1994       2.9:1.0
                    December 31, 1994        2.7:1.0
                    March 31, 1995           2.5:1.0
                    June 30, 1995            2.3:1.0
                    September 30, 1995       1.5:1.0
                    December 31, 1995        1.4:1.0

           1.4 Section 8.19 of the Agreement is amended to read in its entirety as follows:

                 "8.19 Fixed Charge Coverage Ratio. The Company shall not permit the Fixed Charge Coverage Ratio as determined as of each date set forth below for the twelve-month period ending on such date to be less than the ratio set forth below for such date:

                       DATE                  RATIO
                     March 31, 1994          1.30:1.00
                     June 30, 1994           1.00:1.00
                     September 30, 1994      0.70:1.00
                     December 31, 1994       0.70:1.00
                     March 31, 1995          0.45:1.00
                     June 30, 1995           0.45:1.00
                     September 30, 1995      0.60:1.00
                     December 31, 1995       0.70:1.00

2.    Waivers.  Subject to Section 4 below, the Bank waives:

           2.1 Senior Agreement. (a) compliance with Sections 8.16 and 8.19 of the Agreement as of the dates September 30, 1994 and December 31, 1994; and (b) the requirements of Sections 7.01(a) and 7.02(a) of the Agreement with respect to statements and certifi-cates required to be delivered within ninety days after December 31, 1994 so long as such statements and certificates are in fact delivered when available but in no event later than 120 days after December 31, 1994; and

           2.2 Subordinated Agreement. the requirements of Sections 5.1(a) and 5.2(a) of the Amended and Restated Senior Subordinated Loan Agreement between the Bank and the Company entered into as of September 9, 1988, as amended, with respect to statements and certificates required to be delivered with respect to year-end December 31, 1994 so long as such statements and certificates are in fact delivered when available but in no event later than 120 days after December 31, 1994.

3. Representations and Warranties. The Company hereby represents and warrants to the Bank that:

           3.1 No Event of Default specified in the Agreement and no event which with notice or lapse of time or both would become such an Event of Default has occurred and is continuing other than as has been specifically waived hereby;

           3.2 The representations and warranties of the Company set forth in the Agreement are true on and as of the date hereof as if made on and as of said date;

           3.3 The making and performance by the Company of this Amendment and the Rescission and Release Agreement attached as Exhibit A hereto (the "Release") have been duly authorized by all necessary corporate action; and

           3.4 No consent, approval, authorization, permit or license from any federal or state regulatory authority is required in connection with the making or performance of this Amendment, the Agreement as amended hereby or the Release.

4. Conditions Precedent. This Amendment (including, without limitation, the amendments described in Section 1 above and the waivers described in Section 2 above) shall become effective upon delivery to the Bank of all of the following, in form and substance satisfactory to the Bank:

           4.1 payment of a waiver fee in the amount of $50,000 in immediately available funds;

           4.2 the acknowledgment and consent of each of the existing guarantors to this Amendment;

           4.3   payment of all attorneys fees and expenses
(including the allocated cost of in-house counsel) incurred in the preparation of this Amendment;

           4.4 the Release, duly executed and delivered by the Company;

           4.5 appropriate evidence of the corporate authority of the person or persons executing this Amendment and the Release on behalf of the Company; and

           4.6 such other documentation as the Bank may reasonably require.

5.    Miscellaneous.

           5.1 This Amendment may be signed in any number of counterparts, each of which shall be an original, with same effect as if the signatures thereto and hereto were upon the same instrument.

           5.2 Except as herein specifically amended, all terms, covenants and provisions of the Agreement shall remain in full force and effect and shall be performed by the parties thereto, and all references therein or in the Exhibits to the Agreement shall henceforth refer to the Agreement as amended by this Amendment.
The obligations of the Company under the Agreement shall remain secured and guaranteed pursuant to the Collateral Documents.

           5.3 The waiver contained herein shall be effective only to the extent specifically set forth herein and shall not be con-strued as a waiver of or consent to any other breach or default or of any other provision of the Agreement.

           IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

                                      PRECISION STANDARD, INC.


                                      By: /s/ W. M. Moede
                                      Title:Executive Vice President
                                           & Chief Financial Officer

                                      BANK OF AMERICA NATIONAL TRUST
                                      AND SAVINGS ASSOCIATION


                                      By: /s/ Carolyn Simmons
                                      Title:Vice President


We acknowledge and consent to the foregoing Amendment and agree that our respective guaranties delivered in connection with the Agreement shall remain in full force and effect.

PEMCO AEROPLEX, INC.
(formerly known as Hayes International Corporation)


By: /s/ W.M. Moede
Title:Vice President


HAYES HOLDINGS I INC.


By: /s/ W.M. Moede
Title:Vice President


HAYES HOLDINGS II INC.


By: /s/ W.M. Moede
Title:Vice President



SPACE VECTOR CORPORATION


By: /s/ W.M. Moede
Title:Vice President


AIR INTERNATIONAL INCORPORATED


By: /s/ W.M. Moede
Title:Vice President